Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 to be filed on or about January 22, 2021 pertaining to the Petros Pharmaceuticals, Inc. 2020 Omnibus Incentive Compensation Plan, of our report dated March 13, 2020 with respect to our audits of the consolidated financial statements of Neurotrope, Inc. as of December 31, 2019 and 2018 and for each of the years in the two-year period then ended and the effectiveness of internal control over financial reporting as of December 31, 2019 appearing in Neurotrope, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2019, which was also incorporated by reference into Petros Pharmaceuticals, Inc.’s prospectus dated October 30, 2020 (No 333-240064) filed with the Securities and Exchange Commission on November 2, 2020 pursuant to rule 424(b) under the Securities Act of 1933, as amended.

/s/ Friedman LLP

East Hanover, New Jersey

January 22, 2021